CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated March 24, 2000 (except with respect to the matters discussed in Note 18, as to which the date is March 28, 2000) included in Registration Statements file numbers 333-21173, 33-382919, 333-57855, 333-68209 and 333-14659. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

Arthur Andersen LLP
Miami, Florida
March 24, 2000.